Exhibit (21)



                          Subsidiaries of the Company


                                   (attached)

                          Subsidiaries of the Company



             Name                              State of Domicile
             ----                              -----------------


Provident Life and Accident Insurance Company     Tennessee

Provident National Assurance Company              Tennessee

Provident Life and Casualty Insurance Company     Tennessee

GENEX Services, Inc.                              Pennsylvania

GENEX Services of Canada                          Province of Ontario